Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

The Partners

Regency Energy Partners LP:

We consent to the incorporation by reference on Form S-4 of Regency Energy Partners LP of our report dated February 18, 2011, with respect to the consolidated statements of income, cash flows, and partners’ capital for the year ended December 31, 2010 of RIGS Haynesville Partnership Co. and to the reference to our firm under the heading ‘Experts’ in the prospectus.

/s/ KPMG LLP

Dallas, Texas

January 27, 2014